Exhibit 99.1

FOR IMMEDIATE RELEASE	Approved by:	Olga L. Conley
Chief Financial Officer
(617) 376-4300
URL: http://www.jjill.com

	Investor Relations:	Chad Jacobs
Integrated Corporate Relations, Inc.
(203) 222-9013

The J. Jill Group Reschedules Earnings Release

and Announces Change in Lease Accounting and Related Restatement

Quincy, MA, February 23, 2005 — The J. Jill Group, Inc. (Nasdaq: JILL) today announced that it will report earnings for the fourth quarter of 2004 and for fiscal year 2004 on Thursday, March 10, 2005 rather than on Tuesday, March 1, 2005, as previously scheduled.  The J. Jill Group’s conference call to discuss its fourth quarter and fiscal year results is currently scheduled to be broadcast live on March 10, 2005 at 5:00 p.m. Eastern Time at www.jjillgroup.com, and will be archived online within one hour of the completion of the conference call.

Given the significant attention that has recently been focused on various aspects of accounting for operating leases, the company, like many other retailers, has undertaken a review of its accounting practices in this regard. Based on the company’s review and in consultation with its independent auditors, PricewaterhouseCoopers LLP, the company has identified an error in its historical accounting practice with respect to the amortization period for straight-line rent expense.  For two to three months before rent becomes payable and a retail store opens, the company’s landlords typically grant the company access to the premises free of charge in order to build out the store.  Historically, consistent with wide-spread industry practice, the company did not include this period in the amortization period for straight-line rent expense.  However, based on its recent re-examination of the applicable accounting literature, the company has determined that the proper accounting practice is to include the rent-free build-out period in the amortization period for straight-line rent expense on all operating leases.

The company is working with PricewaterhouseCoopers to finalize its quantification of the impact of this change on its financial statements.  Based on its review to date, the company currently estimates that the impact on net income for fiscal 2004 will be immaterial and the decrease in net income for each of the four fiscal years preceding fiscal 2004 will range between $160,000 and $480,000.  Making this correction will result in non-cash expense adjustments, but will have no impact on revenues, comparable store sales or cash balances.  The company plans to restate the historical financial information related to fiscal 2000 through fiscal 2003 and the first three quarters of fiscal 2004 in its Form 10-K for the year ended December 25, 2004, as required.  Accordingly, investors are cautioned not to rely on the company’s historical financial statements.

The company is filing a Form 8-K with the Securities and Exchange Commission reporting this matter under Items 2.02 and 4.02.

The J. Jill Group is a multi-channel specialty retailer of women’s apparel, including accessories and footwear.  The Company currently markets its products through retail stores, catalogs and its website jjill.com.  J. Jill is designed to appeal to active, affluent women age 35 and older.

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which reflect management’s expectations regarding future events and speak only as of the date hereof.  Our actual results, performance or achievements may differ significantly from the results, performance or achievements

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discussed in or implied by the forward-looking statements.  Factors that could cause such a difference include material changes in J. Jill’s business or prospects, in consumer spending, fashion trends or consumer preferences, or in general political, economic, business or capital market conditions and other risks and uncertainties, including, but not limited to, the possible adverse effect of a determination by the company’s management or its independent auditors that the company has a material weakness in its internal control over financial reporting, and the other factors that are detailed in J. Jill’s SEC reports, including its Annual Report on Form 10-K for the fiscal year ended December 27, 2003.   J. Jill disclaims any intent or obligation to update any forward-looking statements.